                                                                  Exhibit 23.1









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 11, 1996 and August 23, 1996, respectively, included in the Fabri-Centers of America, Inc. Form 10-K for the fiscal year ended January 27, 1996 and Form 11-K for the Plan year ended December 31, 1995 and to all references to our firm in this Registration Statement.


/s/ Arthur Andersen LLP


Arthur Andersen LLP
Cleveland, Ohio
September 9, 1996